Exhibit 10.1

STOCK PURCHASE AND SALE AGREEMENT

This STOCK PURCHASE AND SALE AGREEMENT (the “Agreement”) is entered into as of the 18th day of July, 2022 by and between Altisource Asset Management Corporation (the “Company”) and Putnam Focused Equity Fund, a series of Putnam Funds Trust (“Putnam”).

WHEREAS, Putnam is the legal and beneficial owner of 286,873 shares of common stock, par value $0.01 (the “Shares”), of the Company; and
WHEREAS, Putnam wishes to sell to the Company, and the Company wishes to purchase from Putnam, the Shares, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, on July 18, 2022 (the “Closing Date”), Putnam agrees to sell, transfer and assign to the Company, and the Company agrees to purchase from Putnam, all of Putnam's right, title and interest in and to the Shares. The aggregate purchase price for the Shares shall be $2,868,730 (the "Purchase Price") or $10 per Share.
2.Closing and Delivery. On the Closing Date, Putnam shall deliver to the Company or its agent the Shares to an the account designated on Schedule 1 hereto or as may be further directed in writing by the Company to Putnam, free and clear of all Encumbrances (as defined herein), against delivery by the Company to Putnam of the Purchase Price by wire transfer of immediately available funds to the account designated on Schedule 1 hereto or as may be further directed in writing by Putnam to the Company.
3.Representations and Warranties of Putnam. Putnam hereby represents and warrants to the Company, as of the date hereof and the Closing Date, as follows:
a.Putnam has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Putnam has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. The execution and delivery by Putnam of this Agreement, the performance by Putnam of its obligations hereunder and the consummation by Putnam of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any of the terms, conditions or provisions of any law, statute, regulation or order, or any agreement or any other restrictions of any kind or character, to which Putnam may be bound that would prevent Putnam from entering into this Agreement. This Agreement has been duly executed and delivered by Putnam and (assuming due execution and delivery by the Company) constitutes Putnam's legal, valid and binding obligation, enforceable against Putnam in accordance with its terms.
b.The Shares are owned of record and beneficially by Putnam, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("Encumbrances"). Upon consummation of the transactions contemplated by this Agreement, the Company shall own the Shares, free and clear of all Encumbrances.
c.No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Putnam.
4.Representation and Warranties of the Company. The Company hereby represents and warrants to Putnam, as of the date hereof and the Closing Date, as follows:
d.The Company has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company and will not violate, conflict with, or result in a breach of any of the terms, conditions or provisions of any law, statute, regulation or order, or any agreement or any other restrictions of any kind or character, to which the Company may be bound that would prevent the Company from entering into this Agreement. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by Putnam) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
e.No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
5.Settlement Agreement Termination Date. Upon consummation of the purchase of the Shares hereunder, for purposes of Sections 4 and 5 of the Settlement Agreement, dated February 17, 2021 (the “Settlement Agreement”), between the Company and Putnam, the Termination Date (as defined in the Settlement Agreement) shall be deemed to be the Closing Date. For the purposes of clarity, on and after the Closing Date the Company shall have no obligation to make an “Additional Payment” (as defined in the Settlement Agreement) to Putnam.
6.Public Announcement. Within four business days after the date hereof, the Company shall file a current report on Form 8-K or other public disclosure announcing the transaction contemplated hereby.
7.Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing hereunder.
8.Further Assurances. Following the Closing Date, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
9.Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) when personally delivered; (b) upon actual receipt (as established by confirmation of receipt or otherwise) during normal business hours, otherwise on the first business day thereafter, if transmitted by email with confirmation of delivery; (c) the next business day, when sent by overnight courier; in each case, to the following addresses, or to such other addresses as a party may from time to time specify by notice to the other party given pursuant hereto.

If to Putnam, to:
Stephen M. Gianelli, Deputy General Counsel
Putnam Investments
100 Federal Street
Mail Stop: M 26A
Boston, MA 02110
stephen_gianelli@putnam.com

If to AAMC, to:

Kevin Sullivan
Altisource Asset Management Corporation
General Counsel and Secretary
5100 Tamarind Reef
Christiansted, VI 0082
kevin.sullivan@altisourceamc.com
10.Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
11.Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; and any assignment or delegation in violation of this Section 9 shall be null and void.
12.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
13.Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
14.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
15.Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be enforced in such State.
16.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

17.A copy of the Agreement and Declaration of Trust of Putnam is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the trustees of Putnam as trustees and not individually and that any obligations of or arising out of this Agreement are not binding on any of the trustees, officers or shareholders individually of Putnam, but are binding only upon the trust property of Putnam. Furthermore, notice is given that the trust property of any series of the series trust applicable to Putnam is separate and distinct and that any obligations of or arising out of this Agreement are several and not joint or joint and several and are binding only on the trust property of Putnam with respect to its obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Purchase and Sale Agreement as of the date first above written.

ALTISOURCE ASSET MANAGEMENT CORPORATION
By: /s/ Kevin Sullivan
Name: Kevin Sullivan
Title: General Counsel
PUTNAM FOCUSED EQUITY FUND, a series of Putnam Funds Trust
By: Putnam Investment Management, as Investment Adviser
By: /s/ Stephen M. Gianelli
Name: Stephen M. Gianelli
Title: Deputy General Counsel

[Signature Page to Stock Purchase and Sale Agreement]